SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 15, 1997


                         Magellan Petroleum Corporation
             (Exact name of registrant as specified in its charter)


         Delaware                       1-5507                   06-0842255
State or other jurisdiction          (Commission               (IRS Employer
     of incorporation                File Number)            Identification No.)


             149 Durham Road, Oak Park - Unit 31, Madison, CT 06443
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (203) 245-7664



         (Former name or former address, if changed since last report.)



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                                    FORM 8-K

                         MAGELLAN PETROLEUM CORPORATION


Item 5.          Other Events

                 On May 15, 1997, the Company reported that the Dogwood 14O-1 well in Baca County, Colorado has been plugged and abandoned after two tests failed to recover any hydrocarbons. As previously reported, the Company will write off all of the remaining costs associated with the project during the fourth quarter of fiscal year 1997. The estimated after tax charge to net income will be approximately $1.1 million.



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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  MAGELLAN PETROLEUM CORPORATION
                                                            (Registrant)



                                                  By /s/ James R. Joyce
                                                     Name:   James R. Joyce
                                                     Title:  President


Date:  May 15, 1997